EXHIBIT 10.6
Phantom Unit Grant

AMERIGAS PROPANE, INC.
2010 LONG-TERM INCENTIVE PLAN
ON BEHALF OF AMERIGAS PARTNERS, L.P.
PHANTOM UNIT GRANT LETTER
This PHANTOM UNIT GRANT, dated January 16, 2014 (the “Date of Grant”), is delivered by AmeriGas Propane, Inc. (the “Company”) to you (the “Participant”).
RECITALS
WHEREAS, the AmeriGas Propane, Inc. 2010 Long-Term Incentive Plan on Behalf of AmeriGas Partners, L.P. (the “Plan”) provides for the grant of Phantom Units (“Phantom Units”) with respect to common units of AmeriGas Partners, L.P. (“APLP”);
WHEREAS, the Plan has been adopted by the Board of Directors of the Company and approved by the common unit holders of APLP (“Unitholders”);
WHEREAS, a Phantom Unit is a hypothetical unit that represents the value of one common unit of APLP (“Common Unit”);
WHEREAS, the Compensation/Pension Committee of the Board of Directors of the Company (the “Committee”) has decided to grant Phantom Units to the Participant on the terms described below; and
WHEREAS, the “My Awards” tab for the Participant in the Morgan Stanley website for Plan participants (the “Grant Summary”) sets forth the number of Phantom Units granted to the Participant with respect to this grant.
NOW, THEREFORE, the parties to this Grant Letter, intending to be legally bound hereby, agree as follows:
1.Grant of Phantom Units. Subject to the terms and conditions set forth in this Grant Letter and the Plan, the Company hereby grants to the Participant an award of the number of Phantom Units specified in the Grant Summary. The Phantom Units are contingently awarded and will be earned and payable if and to the extent that the conditions of this Grant Letter are met. The Phantom Units are granted with Distribution Equivalents (as defined in the Plan).
2.    Vesting. The Participant shall earn the right to payment of the Phantom Units if the Participant continues in employment or service with the Company or an Affiliate through January 15, 2015 (the “Vesting Date”).
3.    Termination of Employment or Service.

(a)    Except as described in subsection (b) or in Section 7, if the Participant ceases to be employed by, or provide service to, the Company or its Affiliates before the Vesting Date, the Phantom Units and related Distribution Equivalents will be forfeited.
(b)    If the Participant ceases to be employed by, or provide service to, the Company or its Affiliates prior to the Vesting Date by reason of (i) Disability, (ii) death or (iii) Retirement, the Participant’s unvested Phantom Units will become fully vested as of the termination date.
4.    Definitions. Wherever used in this Grant Letter, the following terms shall have the meanings set forth below:
(a)    “Affiliate” shall have the meaning given that term in the Plan.
(b)    “Disability” shall have the meaning given that term in the Plan.
(c)    “Change of Control” shall have the meaning given that term in the Plan.
(d)    “Employed by, or provide service to, the Company or its Affiliates” shall mean employment or service as an employee or director of the Company or its Affiliates. The Participant shall not be considered to have a termination of employment or service under this Grant Letter until the Participant is no longer employed by, or performing services for, the Company or its Affiliates.
(e)    “Good Reason Termination” shall mean a termination of employment or service initiated by the Participant upon or after a Change of Control upon one or more of the following events:
a material diminution in the authority, duties or responsibilities held by the Participant immediately prior to the Change of Control;
a material diminution in the Participant’s base salary as in effect immediately prior to the Change of Control; or
(i)a material change in the geographic location at which the Participant must perform services (which, for purposes of this Grant Letter, means the Participant is required to report, other than on a temporary basis (less than 12 months), to a location which is more than 50 miles from the Participant’s principal place of business immediately before the Change of Control, without the Participant’s express written consent).
Notwithstanding the foregoing, the Participant shall be considered to have a Good Reason Termination only if the Participant provides written notice to the Company, pursuant to Section 15, specifying in reasonable detail the events or conditions upon which the Participant is basing such Good Reason Termination and the Participant provides such notice within 90 days after the event that gives rise to the Good Reason Termination. Within 30 days after notice has been provided, the Company shall have the opportunity, but shall have no obligation, to cure such events or conditions that give rise to the Good Reason Termination. If the Company does not cure such events or conditions within the 30-day period, the Participant may terminate employment or service with the Company based on Good Reason Termination within 30 days after the expiration of the cure period.

Notwithstanding the foregoing, if the Participant has in effect a Change in Control Agreement with the Company or an Affiliate, the term “Good Reason Termination” shall have the meaning given that term in the Change in Control Agreement.

(f)    “Retirement” shall mean the Participant’s separation from employment or service upon or after attaining (i) age 55 with at least 10 years of service with the Company and its Affiliates, or (ii) age 65 with at least 5 years of service with the Company and its Affiliates.
(g)    “Termination without Cause” shall mean termination of employment or service by the Company for the convenience of the Company for any reason other than (i) misappropriation of funds, (ii) habitual insobriety or substance abuse adversely affecting the performance of duties, (iii) conviction of a crime involving moral turpitude, or (iv) gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company.
5.    Payment with Respect to Phantom Units. When the Phantom Units vest on the Vesting Date under Section 2 or upon the Participant’s death, Disability, or Retirement under Section 3(b), the Company shall pay to the Participant whole Common Units equal to the number of Phantom Units that have become vested on such date. Payment shall be made within 30 business days after the date on which the Phantom Units become vested under Section 2 or 3(b), as applicable, and in no event later than March 15, 2015.
6.    Distribution Equivalents with Respect to Phantom Units
(a)    Distribution Equivalents shall accrue with respect to the Phantom Units and shall be payable subject to the same vesting and other terms as the Phantom Units to which they relate. Distribution Equivalents shall be credited with respect to the Phantom Units from the Date of Grant until the payment date of the Phantom Units (or until they are forfeited). If and to the extent that the underlying Phantom Units are forfeited, all related Distribution Equivalents shall also be forfeited.
(b)    While the Phantom Units are outstanding, the Company will keep records of Distribution Equivalents in a bookkeeping account for the Participant. On each payment date for a distribution paid by APLP on its Common Units, the Company shall credit to the Participant’s account an amount equal to the Distribution Equivalents associated with the Phantom Units held by the Participant on the record date for the distribution. No interest will be credited to any such account. Vested Distribution Equivalents will be paid in cash at the same time and on the same terms as the underlying vested Phantom Units are paid.
7.    Change of Control.
(a)    If a Change of Control occurs, the Phantom Units and Distribution Equivalents shall not automatically become payable upon the Change of Control but, instead, shall become payable as described in this Section 7. The Committee may take such other actions with respect to the Phantom Units and Distribution Equivalents as it deems appropriate pursuant to the Plan.
(b)    If a Change of Control occurs before the Vesting Date, the Committee shall determine whether the Phantom Units shall be (A) converted to units with respect to shares or other equity interests of the acquiring company or its parent (“Successor Units”), in which case Distribution Equivalents shall continue to be credited on the Successor Units, or (B) valued based on the Fair Market Value of the Phantom Units as of the date of the Change of Control and credited to a bookkeeping account for the Participant, in which case interest shall be credited on the amount so determined at a market rate for the period between the date of the Change of Control and the applicable payment date. Notwithstanding the provisions of Section 5, all payments on and after a Change of Control shall be made in cash. If alternative (A) above is used, the cash payment shall equal the Fair Market Value on the date of payment of the number of shares or other equity interests underlying the Successor Units, plus accrued Distribution Equivalents. All payments shall be subject to applicable tax withholding.
(c)    If a Change of Control occurs and the Participant continues in employment or service through the Vesting Date, the Phantom Units (subject to subsection (b)) shall vest on the Vesting Date and shall be paid in cash within 30 days after the Vesting Date, and in no event later than March 15, 2015. The cash payment shall equal the Fair Market Value on the date of payment of the vested Phantom Units (subject to subsection (b)).
(d)    If a Change of Control occurs and the Participant (i) has a Termination without Cause or a Good Reason Termination, or (ii) terminates employment or service on account of Retirement, Disability or death, in either case upon or after the Change of Control, and before the Vesting Date, the Phantom Units (subject to subsection (b)) shall vest on the Participant’s separation from service date and shall be paid in cash within 30 days after the Participant’s separation from service, subject to Section 13 below, and in no event later than March 15, 2015. The cash payment shall equal the Fair Market Value on the date of payment of the vested Phantom Units (subject to subsection (b)).
(e)    Except as provided in subsection (d) or Section 3(b), if the Participant ceases to be employed by, or provide service to, the Company or its Affiliates before the Vesting Date, the Phantom Units (subject to subsection (b)) shall be forfeited.
8.    Withholding. All payments under this Grant Letter are subject to applicable tax withholding, and the Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal (including FICA), state, local or other taxes that the Company is required to withhold with respect to the payments under this Grant Letter. The Company may withhold from cash distributions to cover required tax withholding, or may withhold Common Units to cover required tax withholding in an amount equal to the minimum applicable tax withholding amount.
9.    Grant Subject to Plan Provisions and Company Policies.
(a)    This grant is made pursuant to the Plan, which is incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of Phantom Units and Distribution Equivalents are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the Common Units, (ii) adjustments pursuant to Section 5(c) of the Plan and (iii) other requirements of applicable law. The Committee shall have the authority to interpret and construe the grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
(b)    This Phantom Unit grant and all Common Units issued pursuant to this Phantom Unit grant shall be subject to the UGI Corporation Stock Ownership Policy as adopted by the Board of Directors of UGI Corporation or the Company and any applicable clawback and other policies implemented by the Board of Directors of UGI Corporation or the Company, as in effect from time to time.
10.    No Employment or Other Rights. The grant of Phantom Units shall not confer upon the Participant any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s employment or service at any time. The right of the Company to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.
11.    No Unitholder Rights. Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a Unitholder with respect to the Common Units related to the Phantom Units, unless and until certificates for the Common Units have been issued to the Participant or successor.
12.    Assignment and Transfers. The rights and interests of the Participant under this Grant Letter may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. If the Participant dies, any payments to be made under this Grant Letter after the Participant’s death shall be paid to the Participant’s estate. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries and Affiliates.
13.    Compliance with Code Section 409A. Notwithstanding the other provisions hereof, this Grant Letter is intended to comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended, or an exception, and shall be administered accordingly. Any reference to a Participant’s termination of employment shall mean a Participant’s “separation from service,” as such term is defined under section 409A. For purposes of section 409A, each payment of compensation under this Grant Letter shall be treated as a separate payment. Notwithstanding anything in this Grant Letter to the contrary, if the Participant is a “key employee” under section 409A and if payment of any amount under this Grant Letter is required to be delayed for a period of six months after separation from service pursuant to section 409A, payment of such amount shall be delayed as required by section 409A and shall be paid within 10 days after the end of the six-month period. If the Participant dies during such six-month period, the amounts withheld on account of section 409A shall be paid to the personal representative of the Participant’s estate within 60 days after the date of the Participant’s death.
14.    Applicable Law. The validity, construction, interpretation and effect of this Grant Letter shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.
15.    Notice. Any notice to the Company provided for in this Grant Letter shall be addressed to the Company in care of the Corporate Secretary at the Company’s headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the records of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
16.    Acknowledgment. By accepting this grant through the Morgan Stanley on-line system, the Participant hereby (i) acknowledges receipt of the Plan incorporated herein, (ii) acknowledges that he or she has read the Grant Letter and understand the terms and conditions of it, (iii) accepts the Phantom Units described in the Grant Letter, (iv) agrees to be bound by the terms of the Plan and the Grant Letter, and (v) agrees that all the decisions and determinations of the Board or the Committee shall be final and binding on the Participant and any other person having or claiming a right under this Grant.